UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2015

Nemus Bioscience, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-55136	45-0692882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Town Center Drive, Suite 1770, Costa Mesa, CA 92626
(Address of principal effective offices)      (Zip Code)

Registrant's telephone number, including area code: (949) 396-0330

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 24, 2015, Nemus Bioscience, Inc. (the “Company”) and the Company’s Executive Chairman of the Board were served with a complaint by the Company's former Chief Executive Officer, John B. Hollister. The complaint purports to allege claims arising out of his termination, including a breach of contract claim. The Company believes the facts alleged in the complaint are grossly inaccurate, and the claims are entirely without merit. Hollister was an at-will employee. His employment was terminated for good, lawful reasons at the unanimous recommendation of Company management, other than Hollister, and upon the unanimous vote of the members of the Board, other than Hollister.  The Company and its Executive Chairman believe they have multiple meritorious claims they intend to vigorously pursue against Hollister.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nemus Bioscience, Inc.

Date: December 28, 2015	By:	/s/ Brian S. Murphy
Brian S. Murphy Chief Executive Officer

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